RESIDENTIAL ASSET SECURITIES CORPORATION
                                  Depositor,




                        RESIDENTIAL FUNDING CORPORATION
                               Master Servicer,


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   Trustee




                             --------------------


                          AMENDMENT NO. 1 dated as of
                             June 19, 1996 to the


                        Pooling and Servicing Agreement
                           Dated as of March 1, 1996


                             --------------------


                   Residential Asset Securities Corporation
                      Mortgage Pass-Through Certificates


                                Series 1996-KS1



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                                    -1-

            AMENDMENT No. 1 made as of this 19th day of June 1996, among Residential Asset Securities Corporation as depositor (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and The First National Bank of Chicago, as trustee (the "Trustee").

                              W I T N E S S E T H

            WHEREAS, the Depositor, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 1996, relating to the issuance of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1996-KS1; and

            WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with Section 11.01(a)(vi) of the Agreement for the purpose of adding provisions to the definitions of "Accrual Period" and "Effective Net Mortgage Rate" in Section
1.01 of the Agreement.

            NOW,  THEREFORE,   in  consideration  of  the  mutual  premises  and
agreements herein, the Depositor, the Master Servicer and the Trustee agree as follows:

            Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

      2. The definition of "Accrual Period" in Section 1.01 of the Agreement is hereby amended by replacing such definition in its entirety with the following:

            On or before the Distribution Date in June, 1996, the period commencing on the 25th day of the month immediately preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs. With respect to any Distribution Date on or after the Distribution Date in July, 1996, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date.

      3. The definition of "Effective Net Mortgage Rate" in Section 1.01 of the Agreement is hereby amended by replacing such definition in its entirety with the following:

            With respect to any Mortgage Loan or REO Property, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on an actual/360 basis for a number of days equal to the number of days in the Accrual Period related to such Distribution Date in order to produce the aggregate amount of

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                                    -2-

            interest   actually   accrued  at  the  related  Net  Mortgage  Rate
            applicable during the one month period preceding the related Due Date or the most recently ended Due Period.


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      IN WITNESS  WHEREOF,  the Depositor,  the Master  Servicer and the Trustee
have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                          RESIDENTIAL ASSET SECURITIES
                                    CORPORATION


                                    By:   /s/ William Waldusky
                             Name: William Waldusky
                                    Title:   Vice President



                                    RESIDENTIAL FUNDING CORPORATION


                                    By:   /s/ Randy Van Zee
                               Name: Randy Van Zee
                                    Title:   Director



                                    THE FIRST NATIONAL
                                    BANK OF CHICAGO


                                    By:   /s/ R. Tarnas
                                    Name:  R. Tarnas

                                    Title:   Vice President


ACKNOWLEDGED AND AGREED:

MBIA INSURANCE COMPANY

By:   /s/ John D. Lohrs
Name:  John D. Lohrs
Title:   Vice President


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